                                                                    Exhibit 23.2

                         Consent of Hausser + Taylor LLP

         CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement of our report which has a primary date of May 28, 1999, relating to the consolidated financial statements of North Coast Energy, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts."

HAUSSER + TAYLOR LLP

/s/ Hausser + Taylor LLP

Cleveland, Ohio
September 16, 1999